                                                                    Exhibit 2.2


                            FORM OF AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER, dated as of ___________, 2000 (this "Agreement"), between Grove Operating, L.P., a Delaware limited partnership (the "Partnership"), and New LLC2, a Delaware limited liability company (the "Company"). Any capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Agreement and Plan of Merger by and among ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), Grove Property Trust, a Maryland real estate investment trust ("Grove"), and the Partnership, dated as of July 17, 2000 (the "Merger Agreement").

                              W I T N E S S E T H:

     WHEREAS, Section 17-211 of the DRULPA and Section 18-209 of the LLC Act authorizes the merger of a Delaware limited liability company with and into a Delaware limited partnership;

     WHEREAS, the Partnership and the Company now desire to merge (the "Merger"), following which the Partnership shall be the surviving entity;

     WHEREAS, Grove, in its capacity as the general partner of the Partnership (the "GP"), has approved this Agreement and the consummation of the Merger;

     WHEREAS, the requisite number of the members of the Company have approved this Agreement and the consummation of the Merger;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     SECTION 1.01 THE MERGER. (a) On the Closing Date and in accordance with the terms of the Merger Agreement, the Partnership, which shall be the surviving entity, shall merge with the Company and shall file a certificate of merger substantially in the form of Exhibit 1 hereto (the "Certificate of Merger") with the Secretary of State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger (the "Effective Time").

     (b) At the Effective Time, the Company shall be merged with and into the Partnership whereupon the separate existence of the Company shall cease, and the Partnership shall be the surviving entity of the Merger (the "Surviving Partnership") in accordance with Section 17-211 of the DRULPA and Section 18-209 of the LLC Act.

     SECTION 1.02 EXCHANGE OF INTERESTS. At the Effective Time and in accordance with the provisions of the Merger Agreement:

     (a) Each Grove LP Unit issued and outstanding immediately prior to the Effective Time (excluding any Grove LP Units to be canceled pursuant to Section 1.02(b)) shall be canceled and converted into the right to receive, subject to the terms and conditions of the Merger Agreement, at the election of the Limited Partner holding such Grove LP Unit made pursuant to Section 1.9(c) of the Merger Agreement, either (i) the Partnership Cash Merger Consideration payable to the holder thereof in cash, without interest thereon, less any required withholding of taxes, or (ii) the Partnership Unit Merger Consideration.

     (b) Each Grove LP Unit held by Grove OP and each Grove LP Unit owned by ERP or any direct or indirect wholly-owned subsidiary of Grove or ERP immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) At the Effective Time, each limited liability company interest in the Company shall be automatically converted into one Grove LP Unit.

     (d) Each unit of general partnership interest in Grove OP shall be unaffected by the Merger.


                                   ARTICLE II
                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

     SECTION 2.01 TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time, the Partnership shall continue in existence as the Surviving Partnership, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Company, and all of the assets and Property of whatever kind and character of the Company shall vest in the Partnership without further act or deed; thereafter, the Partnership, as the Surviving Partnership, shall be liable for all of the liabilities and obligations of the Company, and any claim or judgment against the Company may be enforced against the Partnership, as the Surviving Partnership, in accordance with Section 17-211 of the DRULPA and
Section 18-209 of the LLC Act.

     SECTION 2.02 FURTHER ASSURANCES. If at any time the Partnership shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Partnership the title to any property or right of the Company, or otherwise to carry out the provisions hereof, the proper representatives of the Company as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Partnership, and otherwise to carry out the provisions hereof.

                                  ARTICLE III
                                   TERMINATION

     SECTION 3.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Company and the GP, on behalf of the Partnership.

     SECTION 3.02 EFFECTIVE OF TERMINATION. If this Agreement is terminated pursuant to Section 3.01, this Agreement shall become void and of no effect with no liability on the part of either party hereto.


                                   ARTICLE IV
                                  MISCELLANEOUS

     SECTION 4.01 GENERAL PARTNER AUTHORIZATION. The general partner of the Surviving Partnership, shall be authorized, at such time in its sole discretion as it deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership and, to the extent necessary, the members of the Company, the GP and the limited partners of the Partnership, any and all documents and instruments including, without limitation, the partnership agreement of the Surviving Partnership and the Certificate of Merger, and shall do and perform any and all acts required by applicable law which the general partner of the Surviving Partnership deems necessary or advisable, in order to effectuate the Merger.

     SECTION 4.02 AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Company and by the GP, on behalf of the Partnership.

     (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 4.03 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

     SECTION 4.04 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     SECTION 4.05 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives.


                     NEW LLC2

                     By:      New LLC, a Delaware limited liability company
                     Its:     Sole Member

                              By:      ERP Operating Limited  Partnership,  an
                                       Illinois limited partnership
                              Its:     Sole Member

                                       By:      Equity Residential
                                                Properties  Trust,  a Maryland
                                                real estate investment trust
                                       Its:     General Partner



                                                By:  ___________________________
                                                      Name:_____________________
                                                      Title:____________________


                     GROVE OPERATING, L.P.

                              By: Grove Property Trust, a Maryland real estate investment trust

                              Its:     General Partner

                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                   EXHIBIT 1

                              CERTIFICATE OF MERGER
                                       OF
                       NEW LLC2 INTO GROVE OPERATING, L.P.
                            DATED: ____________, 2000

     The undersigned limited partnership formed and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, 6 DEL. C. Section 17-101, ET SEQ. (the "Act"),

     DOES HEREBY CERTIFY:

     FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merger are as follows:

                                              JURISDICTION OF
         NAME                            FORMATION OR ORGANIZATION
         ----                            -------------------------
     New LLC2                                      Delaware
     Grove Operating, L.P.                         Delaware


     SECOND: An Agreement of Merger has been approved and executed in accordance with Section 17-211 of the Act and Section 18-209 of the Delaware Limited Liability Company Act by (i) Grove Operating, L.P. and (ii) New LLC2.

     THIRD: The name of the surviving Delaware limited partnership is Grove Operating, L.P.

     FOURTH: The merger of New LLC2 into Grove Operating, L.P. shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     FIFTH: The executed Agreement of Merger is on file at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is ____________________.


                                      1-1

     SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited partnership, on request and without cost, to any partner of Grove Operating, L.P. and to any member of New LLC2.


                     GROVE OPERATING, L.P.

                              By: Grove Property Trust, a Maryland real estate investment trust

                              Its:     General Partner

                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________



                                      1-2